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                                                                   EXHIBIT 23.02


INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Entercom Communications Corp.
Bala Cynwyd, Pennsylvania


We consent to the use in this Registration Statement of Entercom Communications Corp. of our report dated September 18, 1998 (December 11, 1998 as to Note 7), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 9, 1999